Exhibit 99.1
American Equity Confirms Receipt of Unsolicited Non-Binding Acquisition Proposal
Shareholders Advised to Take No Action Pending Board Review
WEST DES MOINES, Iowa - October 1, 2020 - American Equity Investment Life Holding Company (NYSE: AEL) today confirmed that it received an unsolicited non-binding proposal from Athene Holding Ltd. (NYSE: ATH) with Massachusetts Mutual Life Insurance Company to acquire all outstanding common shares of American Equity for $36.00 per share in cash.
Consistent with its fiduciary responsibilities, American Equity’s Board of Directors is carefully reviewing the unsolicited proposal in consultation with financial and legal advisors to determine the course of action it believes is in the best interests of the Company and its shareholders and other stakeholders. American Equity shareholders need take no action at this time.
J.P. Morgan and Morgan Stanley are serving as financial advisors to American Equity and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel.
About American Equity
American Equity Investment Life Holding Company, through its wholly-owned subsidiaries, is a leading issuer of fixed index annuities through independent agents, banks and broker-dealers. American Equity Investment Life Holding Company, a New York Stock Exchange listed company (NYSE: AEL), is headquartered in West Des Moines, Iowa. For more information, please visit www.american-equity.com.
Forward Looking Statements
This press release and any oral related statements may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements may relate to strategic alternatives, future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance”, “expect”, “anticipate”, “believe”, “goal”, “objective”, “target”, “will”, “may”, “should”, “estimate”, “projects”, “outlook”, “potential”, “opportunity”, “position” or similar words, as well as specific projections of future events or results qualify as forward-looking statements. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements can be found in the company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.
Contacts
Investors:
Steven D. Schwartz, Vice President - Investor Relations
(515) 273-3763
sschwartz@american-equity.com
Media:
Sard Verbinnen & Co.
George Sard/Jared Levy/Jamie Tully
AEL-SVC@SARDVERB.com